Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-129480

LEHMAN BROTHERS

$[101,280,000]
LXS 2006-GP2

SENIOR TERM SHEET
SENIOR / SUBORDINATE REMIC CERTIFICATES

AURORA LOAN SERVICES LLC, MASTER SERVICER
US BANK, TRUSTEE
Class	Approximate Size ($) (1)	Initial Coupon (2)	Weighted Average Life	Credit Support (%)(3)	Legal Final Maturity	Expected Ratings
1-A1A (4) (8)	[$152,771,000]	1 Month LIBOR + [ ]%	[0.95 years]	[21.00]%	[6/25/2046]	[AAA/Aaa]
1-A1B (4)	[$16,974,000]	1 Month LIBOR + [ ]%	[0.95 years]	[11.00]%	[6/25/2046]	[AAA/Aaa]
1-A2A (4) (8)	[$59,764,000]	1 Month LIBOR + [ ]%	[2.15 years]	[21.00]%	[6/25/2046]	[AAA/Aaa]
1-A2B (4)	[$6,640,000]	1 Month LIBOR + [ ]%	[2.15 years]	[11.00]%	[6/25/2046]	[AAA/Aaa]
1-A3A (4) (8)	[$105,431,000]	1 Month LIBOR + [ ]%	[3.65 years]	[21.00]%	[6/25/2046]	[AAA/Aaa]
1-A3B (4)	[$11,714,000]	1 Month LIBOR + [ ]%	[3.65 years]	[11.00]%	[6/25/2046]	[AAA/Aaa]
1-A4 (4)	[$7,853,000]	1 Month LIBOR + [ ]%	[4.82 years]	[11.00]%	[6/25/2046]	[AAA/Aaa]
1-A5A (4) (8)	[$120,000,000]	1 Month LIBOR + [ ]%	[2.13 years]	[51.00]%	[6/25/2046]	[AAA/Aaa]
1-A5B (4) (8)	[$80,000,000]	1 Month LIBOR + [ ]%	[2.13 years]	[11.00]%	[6/25/2046]	[AAA/Aaa]
2-A1 (5) (8)	[$238,589,000]	1 Month LIBOR + [ ]%	[2.29 years]	[21.00]%	[6/25/2046]	[AAA/Aaa]
2-A2 (5) (8)	[$26,509,000]	1 Month LIBOR + [ ]%	[2.29 years]	[11.00]%	[6/25/2046]	[AAA/Aaa]
3-A1 (6) (8)	[$121,211,000]	1 Month LIBOR + [ ]%	[2.28 years]	[40.00]%	[6/25/2046]	[AAA/Aaa]
3-A2 (6)	[$44,076,000]	1 Month LIBOR + [ ]%	[2.28 years]	[18.00]%	[6/25/2046]	[AAA/Aaa]
3-A3 (6)	[$14,023,000]	1 Month LIBOR + [ ]%	[2.28 years]	[11.00]%	[6/25/2046]	[AAA/Aaa]
Subs (7)	N/A	N/A	N/A	N/A	N/A	N/A

Lehman Brothers Inc., as underwriter, will offer to the public the offered certificates in negotiated transactions at varying prices to be determined at the time of sale.

(1)	Sizes are approximate and are subject to a +/- 10% variance.

(2)
The Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A3A, Class 1-A3B, Class 1-A4, Class 1-A5A, Class 1-A5B, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2 and Class 3-A3 Certificates (the “Class A Certificates”) will accrue interest at a rate of an index plus a specified spread subject to the related Net Funds Cap. The Subordinate Certificates will accrue interest at a rate of One Month LIBOR plus a specified spread subject to the Subordinate Net Funds Cap. The spread on the Class A Certificates will increase to 2.0 times the stated spread and the spread on the Subordinate Certificates will increase to 1.5 times the stated spread for such class on each Distribution Date occurring after the date on which the 10% Optional Termination may be exercised. One Month LIBOR for the first accrual period will be determined two business days prior to the Closing Date.

(3)	The Class A and Subordinate Certificates will have the benefit of credit support provided by (i) overcollateralization and (ii) excess spread. The credit support is indicative and subject to change.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

(4)
When losses are such that overcollateralization and the aggregate balance of the Subordinate Certificates is reduced to zero, Pool 1’s allocable share of losses will be allocated to the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A3A, Class 1-A3B, Class 1-A4, Class 1-A5A, Class 1-A5B Certificates (the “Pool 1 Senior Certificates”) in the following manner, concurrently, (i) first, (a) to the Class 1-A5B Certificates until their balance is reduced to zero, and second (b) to the Class 1-A5A Certificates until their balance is reduced to zero, (ii) to the Class 1-A4 Certificates until their balance is reduced to zero, (iii) first, (a) to the Class 1-A3B Certificates until their balance is reduced to zero and second, (b) to the Class 1-A3A Certificates until their balance is reduced to zero, (iv) first, (a) to the Class 1-A2B Certificates until their balance is reduced to zero and second, (b) to the Class 1-A2A Certificates until their balance is reduced to zero, and (v) first, (a) to the Class 1-A1B Certificates until their balance is reduced to zero and second, (b) to the Class 1-A1A Certificates until their balance is reduced to zero.

(5)
When losses are such that overcollateralization and the aggregate balance of the Subordinate Certificates is reduced to zero, Pool 2’s allocable share of losses will be allocated to the Class 2-A1 and Class 2-A2 Certificates (the “Pool 2 Senior Certificates”) in the following manner, first, (a) to the Class 2-A2 Certificates until their balance is reduced to zero and second, (b) to the Class 2-A1 Certificates until their balance is reduced to zero.

(6)
When losses are such that overcollateralization and the aggregate balance of the Subordinate Certificates is reduced to zero, Pool 3’s allocable share of losses will be allocated to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates (the “Pool 3 Senior Certificates”) in the following manner, first, (a) to the Class 3-A3 Certificates until their balance is reduced to zero, second, (b) to the Class 3-A2 Certificates until their balance is reduced to zero and third, (c) to the Class 3-A1 Certificates until their balance is reduced to zero.

(7)	The Subs represent the Subordinate Classes (the “Class M Certificates”) and are not offered hereby.

(8)	The Class 1-A1A, Class 1-A2A, Class 1-A3A, Class 1-A5A, Class 1-A5B, Class 2-A1, Class 2-A2 and Class 3-A1 Certificates are not offered hereby.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated May 5, 2006 and the prospectus dated April 3, 2006 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A3A, Class 1-A3B, Class 1-A4, Class 1-A5A, Class 1-A5B, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2 and Class 3-A3 Certificates and the Subordinate Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated May 5, 2006 and the prospectus dated April 3, 2006 which is conveyed with this document.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

DEAL OVERVIEW

•	The issuer will be Lehman XS Trust, Series 2006-GP2 and the transaction will be found on Bloomberg under the symbol “LXS”.

•	All of the mortgage loans were originated by Greenpoint.

•
The assets of the Issuing Entity will be comprised primarily of three pools of 30- and 40-year conventional adjustable-rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties.

•
The collateral will be comprised of three pools of negative amortization ARMs (“Option ARMs”) indexed to the 12-month MTA index in the case of 90.07% of the mortgage loans and the 1-month LIBOR index in the case of 9.93% of the mortgage loans. The mortgage loans will have a weighted average Life Ceiling of 11.701% and will feature a Maximum Negative Amortization Limit of 110%.

•	Principal and interest on the senior certificates will primarily be payable from amounts collected from the mortgage loans in the respective pool.

•	Each mortgage loan has either a one or three month teaser rate that ranges from 1.000% to 4.500%. As of the Cut-Off Date, approximately 5.38% of the mortgage loans are still in the teaser rate period.

•	After the teaser period, the interest rates on the mortgage loans may adjust monthly but their monthly payments adjust annually and are not subject to periodic caps.

•
For 95.05% of the mortgage loans the first payment change date will be the first day of the month on which the thirteenth monthly payment is due and every twelve months thereafter. For 0.95%, 1.69% and 2.31% of the mortgage loans, the first payment change date will be the first day of the month on which the twenty-fifth, thirty-seventh and sixty-first, respectively, payment is due and every twelve months thereafter. On each payment change date, the payment changes to the fully amortizing amount of the current interest rate, principal balance, and remaining term, subject to the payment cap.

•
On each payment change date (with the exception of each fifth payment change date, the final payment change date and any payment date in which the Maximum Negative Amortization Limit has been reached), any increase in the monthly payment shall be limited to an amount no more than 7.50% of the payment amount (P&I) for the previous period. After the initial recast period of five years, the mortgage is recast every five years without provision for the payment cap.

•
The required payment may also be less than the accrued interest for such mortgage loan which, under this instance, negative amortization would occur. In order to keep borrowers informed of how interest rate changes could affect their normal amortization schedule each month, the borrower is provided three Payment Options that are greater than the required minimum monthly payment as follows: (1) the amount that would cover the interest accrual for the month (the interest-only amount); (2) the amount that would amortize the mortgage loan fully at the original maturity date (the thirty year fully amortizing amount); and (3) the amount that would amortize the mortgage loan to a fifteen year maturity date (the fifteen year fully amortizing amount).

•
To the extent that the amount of interest calculated is limited by the application of the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap).

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

DEAL OVERVIEW (CONTINUED)

•
10% Optional Termination: The mortgage loans may be called by ALS on any Distribution Date after the aggregate outstanding mortgage balance of the mortgage loans is less than 10% of the Cut-Off Date balance of the mortgage loans.

OFFERED CERTIFICATES

•
The Issuing Entity will issue One-Month LIBOR floating rate Certificates: Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A3A, Class 1-A3B, Class 1-A4, Class 1-A5A, Class 1-A5B, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class 3-A3 and the Subordinate Certificates (the “LIBOR Certificates”). The Class 1-A1B, Class 1-A2B, Class 1-A3B, Class 1-A4, Class 2-A2, Class 3-A2 and Class 3-A3 Certificates (the “Offered Certificates”) are offered hereby.

•
The rights of the holders of the Class M Certificates to receive distributions of interest and principal will be subordinate to the rights of the holders of the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A3A, Class 1-A3B, Class 1-A4, Class 1-A5A, Class 1-A5B, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2 and Class 3-A3 Certificates (the “Senior Certificates”), as described herein.

NON-OFFERED CERTIFICATES

•	The Class 1-A1A, Class 1-A2A, Class 1-A3A, Class 1-A5A, Class 1-A5B, Class 2-A1, Class 3-A1 and Class M Certificates.

•
The Class X and Class R Certificates are residual classes. The Class X Certificate will be entitled to releases of excess interest, as described on page 11 under “Interest Payment Priority” and the Class R Certificate is a REMIC tax residual.

•	The Class P Certificate is entitled to all prepayment penalty distributions.

CREDIT ENHANCEMENT

•
Credit enhancement for the benefit of the Certificateholders will be provided by (1) Excess Interest, (2) Overcollateralization, (3) Subordination, (4) loss allocation and (5) limited cross-collateralization.

•
Realized Losses on the loans in the mortgage pool in excess of available Overcollateralization and Excess Interest will have the effect of reducing amounts distributable in respect of the Subordinate Certificates in reverse order of seniority before reducing amounts distributable in respect of the Class A Certificates.

NEGATIVE AMORTIZATION

•
Since the mortgage loans are subject to Negative Amortization, the Certificates are subject to increases in their principal balances. However, the amount of negative amortization that occurs in each period with respect to the mortgage pool may be offset by principal prepayments.

•
Any negative amortization that is not offset by principal prepayments (“Net Deferred Interest”) will be allocated to all of the Certificates, pro rata, according to their respective principal amount, in reduction of the interest distributable to such Class for such Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

STRUCTURE

Principal

•
The Subordinate Certificates will be locked-out from distributions of principal until the later of (a) the 37th Distribution Date or (b) until the Senior Enhancement Percentage is greater than, for each Distribution Date before June 2012, TBD%, and each Distribution Date thereafter, TBD% (the “Stepdown Date”).

•
On or after the stepdown date, provided a Trigger Event (as described on page 8) is not in effect, principal will be distributed to the related Class A Certificates until the applicable targeted enhancement percentage has been reached. Once the applicable targeted enhancement percentage has been reached, all principal will then be allocated sequentially to the Subordinate Certificates so that the credit enhancement behind each class equals the respective enhancement percentage for such class.

Interest

•
The Class A Certificates will accrue interest at the rate of the applicable index plus a specified margin, subject to the related Net Funds Cap. The Subordinate Certificates will accrue interest at a rate equal to 1-Month LIBOR plus a specified margin, subject to the Subordinate Net Funds Cap.

•
The margin on the Class A Certificates will increase to 2.0 times, and the margin on the Subordinate Certificates will increase 1.5 times, the stated margin for such classes on each Distribution Date occurring after the date on which the 10% Optional Termination may be exercised.

•
Basis risk shortfalls will be paid on future Distribution Dates with interest on unpaid interest, to the extent of funds available, after all current interest has been paid on each class of certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

STRUCTURE (CONTINUED)

Subordination of Certificates

Priority of Payment

On or after the Stepdown Date (provided a Trigger Event is NOT in effect) O/C will step-down (i) prior to the Distribution Date in June 2012, two and one-half times (i.e.: 2.5x) the Target O/C percentage, and (ii) on or after the Distribution Date in June 2012, two times (i.e.: 2.0x) the Target O/C percentage, in each case, based on the current principal balance of the Mortgage Loans, subject to an O/C floor of [TBD]% of the Cut-off Date collateral balance.
Class 1-A1A Initial Enhancement Pct. ([21.00%])
Order of Loss Allocation

When realized losses are such that the Overcollateralization Amount and the aggregate class certificate balance of the Class M Certificates is reduced to zero, realized losses will be allocated to the Senior Certificates in the following manner:

For the Pool 1 Senior Certificates:
concurrently, (i) first, (a) to the Class 1-A5B Certificates until their balance is reduced to zero, and second (b) to the Class 1-A5A Certificates until their balance is reduced to zero, (ii) to the Class 1-A4 Certificates until their balance is reduced to zero, (iii) first, (a) to the Class 1-A3B Certificates until their balance is reduced to zero and second, (b) to the Class 1-A3A Certificates until their balance is reduced to zero, (iv) first, (a) to the Class 1-A2B Certificates until their balance is reduced to zero and second, (b) to the Class 1-A2A Certificates until their balance is reduced to zero, and (v) first, (a) to the Class 1-A1B Certificates until their balance is reduced to zero and second, (b) to the Class 1-A1A Certificates until their balance is reduced to zero.

For the Pool 2 Senior Certificates:
First, (a) to the Class 2-A2 Certificates until their balance is reduced to zero and second, (b) to the Class 2-A1 Certificates until their balance is reduced to zero.

For the Pool 3 Senior Certificates:
First, (a) to the Class 3-A3 Certificates until their balance is reduced to zero, second, (b) to the Class 3-A2 Certificates until their balance is reduced to zero and third, (c) to the Class 3-A1 Certificates until their balance is reduced to zero.

Class 1-A1B Initial Enhancement Pct. ([11.00%])
Class 1-A2A Initial Enhancement Pct. ([21.00%])
Class 1-A2B Initial Enhancement Pct. ([11.00%])
Class 1-A3A Initial Enhancement Pct. ([21.00%])
Class 1-A3B Initial Enhancement Pct. ([11.00%])
Class 1-A4 Initial Enhancement Pct. ([11.00%])
Class 1-A5A Initial Enhancement Pct. ([51.00%])
Class 1-A5B Initial Enhancement Pct. ([11.00%])
Class 2-A1 Initial Enhancement Pct. ([21.00%])
Class 2-A2 Initial Enhancement Pct. ([11.00%])
Class 3-A1 Initial Enhancement Pct. ([40.00%])
Class 3-A2 Initial Enhancement Pct. ([18.00%])
Class 3-A3 Initial Enhancement Pct. ([11.00%])
Class M Initial Enhancement Pct. (TBD%)

Overcollateralization Initial upfront (TBD%) Target (TBD%)

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

SUMMARY OF TERMS

Cut-off Date:	May 1, 2006
Settlement Date:	May 31, 2006
Distribution Date:	25th of each month, commencing in June 2006
Issuer:	Lehman XS Trust (“LXS”), Series 2006-GP2
Trustee:	TBD
Master Servicer:	Aurora Loan Services LLC (“ALS”)
Certificates:	“Senior Certificates”: Class A Certificates
“Pool 1 Senior Certificates”; Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A3A, Class 1-A3B, Class 1-A4, Class 1-A5A and Class 1-A5B Certificates
“Pool 2 Senior Certificates”; Class 2-A1 and Class 2-A2 Certificates
“Pool 3 Senior Certificates”; Class 3-A1, Class 3-A2 and Class 3-A3 Certificates
“Senior LIBOR Certificates”: Class A Certificates
“Subordinate Certificates”: Class M Certificates
“Certificates”: Senior, Subordinate, Class X, Class P and Class R Certificates
Master Servicer Fee:
The Master Servicer will be paid a monthly fee (the ‘‘Master Servicing Fee’’) equal to the investment earnings derived from principal and interest collections received on the mortgage loans on deposit in the Collection Account, established by the Master Servicer, and invested in certain eligible investments prior to their remittance to the Trustee on the Deposit Date.

Day Count:	Actual/360 for the Senior and Subordinate Certificates
Accrual Period:
The “Accrual Period” applicable to the Senior Certificates and the Subordinate Certificates, with respect to each Distribution Date will be the period beginning on the immediately preceding Distribution Date (or in the case of the first Distribution Date, May 25, 2006) and ending on the day immediately preceding the related Distribution Date.

Accrued Interest:	All Certificates settle with 6 days of accrued interest.
Settlement:	The Senior LIBOR and Subordinate Certificates will settle with accrued interest.
Delay Days:	Zero Delay for the Senior and Subordinate Certificates.
Collection Period:
The “Collection Period” with respect to any Distribution Date is the one month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs (i.e.: 2nd day of prior month through 1st day of month of such distribution).

Registration:	All the Class A and Subordinate Certificates are book-entry form through DTC.
Minimum Denomination:	Minimum $[25,000]; increments $[1] in excess thereof for the Senior Certificate, $[100,000] with increments of $[1] in excess thereof for the Subordinate Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

SUMMARY OF TERMS (CONTINUED)

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IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (a) avoiding penalties under the Internal Revenue Code or (b) promoting, marketing or recommending to another party any transaction or matter addressed herein.

* * * * * * * * * * * * * * * * * * * * * *

Tax Status:	REMIC for Federal income tax purposes.
SMMEA Eligibility:	The Class A Certificates will be SMMEA eligible.
ERISA Eligibility:	The Class A Certificates are expected to be ERISA eligible.
Trigger Event:	A “Trigger Event” will be in effect for the Certificates with respect to any Distribution Date if either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such Distribution Date.
Delinquency Event:
A “Delinquency Event” will be in effect for the Certificates with respect to any Distribution Date if the Rolling Three Month Delinquency Rate for the mortgage loans, in the aggregate, as of the last day of the immediately preceding month equals or exceeds, if such Distribution Date is before June 2012, TBD%, and thereafter TBD%, of the Senior Enhancement Percentage for such Distribution Date.

Rolling Three Month
Delinquency Rate:
The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Delinquency Rate:
The “Delinquency Rate” for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the principal balance of the mortgage loans as of the close of business on the last day of such month.

Basis Risk Shortfall:
To the extent that the coupons on the Class A and the Subordinate Certificates are limited by their related Net Funds Cap, that class will have a “Basis Risk Shortfall” and will be entitled to the amount. If such amounts are not paid back in the period in which they occur, interest will accrue on the balance of the Basis Risk Shortfall at the coupon for such class, calculated without respect to their related Net Funds Cap.

Cumulative Loss
Trigger Event:
A “Cumulative Loss Trigger Event” will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the mortgage loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Principal Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

SUMMARY OF TERMS (CONTINUED)

Month	Distribution Date	Loss Percentage
37-48	June 2009 thru May 2010	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
49-60	June 2010 thru May 2011	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
61-72	June 2011 thru May 2012	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
73-84	June 2012 thru May 2013	TBD% for the 1st month + 1/12th of TBD% for each month thereafter
85-96	June 2013 and thereafter	TBD%

Targeted Percentages:
After the Stepdown Date and if a Trigger Event is not in effect, the Certificates should be paid down so that their balances conform to the following percentages of the ending collateral balance for each Distribution Date:

Class	Target Percent
	Pre 6/2012	6/2012 and thereafter
A	TBD%	TBD%
M	TBD%	TBD%

Prior to the Stepdown Date or when a Trigger Event is in effect, the classes will be paid down sequentially until the aggregate certificate principal balance equals the target amount.

Net Funds Cap:
For the Pool 1, Pool 2 and Pool 3 Senior Certificates, the related “Net Funds Cap” with respect to each Distribution Date will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the interest remittance amount from the related Mortgage Pool for such Distribution Date over any related expenses of the trust and (2) 12, and the denominator of which is the balance of the related mortgage loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Subordinate Net Funds Cap:	For each Distribution Date, the weighted average of the Net Funds Caps of each related Mortgage Pool, weighted on the basis of the Pool Subordinate Amount for each Mortgage Pool.

Pool Subordinate Amount:
As to any Pool 1, Pool 2 or Pool 3 and any Distribution Date, the excess of the Pool Balance for such Mortgage Pool for the immediately preceding Distribution Date (or on the Cut-off Date in the case of the first Distribution Date) over the aggregate Class Principal Amount of the Senior Certificates immediately prior to the related Distribution Date.

Mortgage Pool:	Pool 1, Pool 2 or Pool 3.

Pool Balance:	For any Mortgage Pool and any Distribution Date, the total Scheduled Principal Balance of the Mortgage Loans included in such Mortgage Pool for that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

SUMMARY OF TERMS (CONTINUED)

Current Interest:
For any class of Offered Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable interest rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

Negative Amortization:	The excess, if any, of interest due on any Mortgage Loan over the monthly payment for such Mortgage Loan.

Carryforward Interest:
For any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate. Carryforward Interest shall not include amounts attributable to an allocation of Deferred Interest.

Deferred Interest:	Any interest shortfall resulting from Net Negative Amortization.

Net Negative Amortization:
For any Distribution Date, the excess, if any, of (i) the Negative Amortization with respect to all Mortgage Loans for the calendar month prior to that Distribution Date, over (ii) the aggregate amount of prepayments in full and partial prepayments received with respect to all Mortgage Loans during the related Prepayment Period.

Prepayment Period:	For each Distribution Date and for a prepayment in part or in full, the calendar month immediately preceding the month in which such Distribution Date occurs.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

SUMMARY OF TERMS (CONTINUED)

Interest Payment Priority:	On each Distribution Date, the Interest Remittance Amount for each Mortgage Pool for such date will be distributed concurrently as follows:

A.	On Each Distribution Date, the Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

1.	to pay the any fees of the Issuing Entity related to the Pool 1 Mortgage Loans;
2.	to pay Current Interest and Carryforward Interest to the Pool 1 Senior Certificates, pro-rata;
3.	for application in clause (D) below;

B.	On Each Distribution Date, the Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

1.	to pay the any fees of the Issuing Entity related to the Pool 2 Mortgage Loans;
2.	to pay Current Interest and Carryforward Interest to the Pool 2 Senior Certificates, pro-rata;
3.	for application in clause (D) below;

C.	On Each Distribution Date, the Interest Remittance Amount for Pool 3 for such date will be distributed in the following order of priority:

1.	to pay the any fees of the Issuing Entity related to the Pool 3 Mortgage Loans;
2.	to pay Current Interest and Carryforward Interest to the Pool 3 Senior Certificates, pro-rata;
3.	for application in clause (D) below;

D.	On Each Distribution Date, the remaining amounts of the Interest Remittance Amounts from Pool 1, Pool 2 and Pool 3 for such date will be distributed in the following order of priority:

1.	to pay Current Interest and Carryforward Interest to the Class A Certificates, concurrently;
2.	to pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially;
3.	to pay to the Issuing Entity, previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Pooling and Servicing Agreement;
4.
Any interest remaining after the applications pursuant to priority clause (D) (3) above will be deemed “Excess Interest” for such Distribution Date. “Excess Interest” will be distributed as principal in the following order of priority:

(i)	prior to the Stepdown Date or on any Distribution Date for which a Trigger Event is in effect, sequentially as follows:
(a)	to the Senior Certificates, as described under “Principal Payment Priority”, until reduced to zero;
(b)	sequentially to the Subordinate Certificates, until reduced to zero to build and maintain the O/C Target;

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

SUMMARY OF TERMS (CONTINUED)

Interest Payment Priority:
(continued)

(ii)
n or after the Stepdown Date and on any Distribution Date for which a Trigger Event is not in effect, concurrently in proportion to their respective class principal amounts after giving effect to distributions already made on such Distribution Date, pro-rata to the Class A, as described under “Principal Payment Priority” and then sequentially to the Subordinate Certificates to each class’s respective targeted balance;

5.	to pay concurrently to the Class A Certificates, in proportion to their respective Deferred Amounts;
6.	to pay sequentially to the Subordinate Certificates, in proportion to their respective Deferred Amounts;
7.	to pay to the Class A Certificates, in proportion to their respective shortfall amounts, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent of Excess Interest;
8.	to pay sequentially to the Subordinate Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent of Excess Interest;
9.	to pay any remaining amounts to the holder of the Class X Certificates, to the extent of Excess Interest;

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

SUMMARY OF TERMS (CONTINUED)

Principal Payment Priority:

On each Distribution Date, principal will be paid in the following order of priority until the aggregate class certificate balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Overcollateralization Target Amount for the Distribution Date:

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

1)	All principal will be paid to the Senior Certificates concurrently until reduced to zero, as follows:

A. Pool 1.  Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

pay to the Pool 1 Senior Certificates, concurrently, as follows:
(1) Sequentially as follows, (i) first, pro rata, to the Class 1-A1A and Class 1-A1B Certificates, (ii) second, pro rata, to the Class 1-A2A and Class 1-A2B Certificates, (iii) third, pro rata, to the Class 1-A3A and Class 1-A3B Certificates, and (iv) fourth, to the Class 1-A4 Certificates, until the Class Principal Amount of each such class has been reduced to zero;
(2) Pro rata, to the Class 1-A5A and the Class 1-A5B Certificates until the Class Principal Amount has been reduced to zero.

B. Pool 2.  Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

pay to the Pool 2 Senior Certificates, concurrently(1), as follows:
(1) to the Class 2-A1 Certificates, until the Class Principal Amount has been reduced to zero; and
(2) to the Class 2-A2 Certificates, until the Class Principal Amount has been reduced to zero.

(1) Notwithstanding the foregoing, for any Distribution Date (i) on or after the Stepdown Date (month 37) and (ii) for which a Trigger Event is in effect, principal will be allocated sequentially to the Class 2-A1 and Class 2-A2 Certificates, until reduced to zero.

C. Pool 3.  Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 3 will be distributed in the following order of priority:

pay to the Pool 3 Senior Certificates, concurrently, as follows:
(1) to the Class 3-A1 Certificates, until the Class Principal Amount has been reduced to zero;
(2) to the Class 3-A2 Certificates, until the Class Principal Amount has been reduced to zero; and
(3) to the Class 3-A3 Certificates, until the Class Principal Amount has been reduced to zero.

2)	Any remaining principal will be paid to the Class M Certificates, sequentially, until reduced to zero.

II. On or after the Stepdown Date and as long as a Trigger Event is not in effect:

1)
All principal will be paid to the Senior Certificates in accordance with the priorities in clause I, until each such class has been reduced to zero, provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Senior Target Amount in the aggregate on such Distribution Date; and

2)
All remaining principal will be allocated to the Class M Certificates, sequentially, until the principal balance of each of the Class M Certificates, after giving effect to distributions on that Distribution Date, equals the respective Targeted Percentage of the ending principal balance of the mortgage loans for that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

SUMMARY OF TERMS (CONTINUED)

Deferred Amount:
For any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the Senior Certificates, together with interest thereon at the applicable interest rate.

Realized Loss:
With respect to a Distribution Date and any defaulted Mortgage Loan, the excess of the principal balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

Applied Realized	Any Realized Loss that has been applied to a related Certificate.
Loss Amount:

Senior Enhancement Percentage:
With respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of (1) the numerator of which is sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) and (2) the denominator of which is the principal balance of the mortgage loans for the preceding Distribution Date, in each case after giving effect to distributions on that Distribution Date.

Senior Target Amount:
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in June 2012, approximately TBD%; and (ii) thereafter, approximately TBD% and (2) the principal balance of the mortgage loans for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the principal balance of the mortgage loans for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the Overcollateralization Floor.

Overcollateralization Floor:	An amount equal to TBD % of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

Overcollateralization Target Amount:
With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to approximately TBD% of the principal balance of the mortgage loans as of the Cut-off Date and (b) on or after the Stepdown Date, the greater of (1) the lesser of (x) TBD% of the principal balance of the mortgage loans as of the Cut-off Date and (y) the product of (i) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in June 2012, TBD% and thereafter, TBD% and (ii) of the principal balance of the mortgage loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (2) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

SUMMARY OF TERMS (CONTINUED)

Overcollateralization Amount:
For any Distribution Date is the amount, if any, by which (x) the principal balance of the mortgage loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate principal balances of the Certificates (after giving effect to distributions on that Distribution Date).

Subsequent Recoveries:
Any unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Transaction Contacts

MBS Trading and Structuring	Rick Nicklas	(212) 526-8320
	Khalil Kanaan	(212) 526-8320
	Brendan Garvey	(212) 526-8320
	Jaime Arouh	(212) 526-8320

MBS Banking	Michael Hitzmann	(212) 526-5806
	Nick Stimola	(212) 526-0212

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

COLLATERAL SUMMARY - AGGREGATE POOL

LXS 2006-GP2-Collateral Summary as of Cut-off Date

Total Number of Loans	3,300	Occupancy Status
Total Outstanding Loan Balance	$1,123,536,904	Primary Home	70.14%
Avera e Loan Principal Balance	$ 340,466	Investment	22.73%
Prepayment Penalty	76.37%	Second Home	7.13%
Weighted Average Coupon	7.096%
Weighted Average Original Rate	1.675%
Weighted Average Margin	3.321%
Weighted Average Original Term (mo.)	395	Geographic Distribution
Weighted Average Remaining Term (mo.)	394	(Other states account individually for less than
Weighted Average Loan Age (mo.)	1	3% of the Cut-off Date principal balance.)
Current LTV >80 and MI	18.66%	CA	53.41%
Weighted Average Current LTV	77.26%	FL	7.12%
Non-Zero Weighted Average FICO	715	WA	5.60%
Payment Cap	7.50%	AZ	4.50%
Original Months to Recast (mo.)	60	VA	3.44%
		NV	3.11%
Index	1-Year MTA (90.07%)
	1-Month LIBOR (9.93%)
Originators	Greenpoint (100.00%)
Initial and Subsequent Caps	None	Lien Position
		First	100.00%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Collateral Characteristics
Collateral characteristics are listed below as of the Cut-Off Date

Scheduled Principal Balances
($)	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
$0.01 - 50,000.00	6	$235,522.60	0.02%
50,000.01 - 100,000.00	100	8,089,799.76	0.72
100,000.01 - 150,000.00	313	40,246,372.79	3.58
150,000.01 - 200,000.00	387	68,063,305.32	6.06
200,000.01 - 250,000.00	422	94,985,224.81	8.45
250,000.01 - 300,000.00	431	118,609,544.58	10.56
300,000.01 - 350,000.00	339	110,099,197.96	9.80
350,000.01 - 400,000.00	333	124,671,357.58	11.10
400,000.01 - 450,000.00	218	92,584,776.27	8.24
450,000.01 - 500,000.00	213	101,368,504.11	9.02
500,000.01 - 550,000.00	153	80,334,685.24	7.15
550,000.01 - 600,000.00	115	65,958,358.55	5.87
600,000.01 - 650,000.00	97	61,587,350.35	5.48
650,000.01 - 700,000.00	26	17,630,984.69	1.57
700,000.01 - 750,000.00	28	20,374,957.03	1.81
750,000.01 - 800,000.00	28	21,758,767.85	1.94
800,000.01 - 850,000.00	11	9,101,306.15	0.81
850,000.01 - 900,000.00	11	9,620,196.63	0.86
900,000.01 - 950,000.00	9	8,355,339.67	0.74
950,000.01 - 1,000,000.00	32	31,521,858.34	2.81
1,000,000.01 - 1,250,000.00	11	12,588,358.69	1.12
1,250,000.01 - 1,500,000.00	11	14,923,530.93	1.33
1,500,000.01 - 1,750,000.00	4	6,569,870.54	0.58
1,750,000.01 - 2,000,000.00	1	1,756,979.76	0.16
2,500,000.01 - 2,750,000.00	1	2,500,753.45	0.22
Total:	3,300	$1,123,536,903.65	100.00%

Min.: $34,934
Max: $2,500,753
Avg.: $340,466

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Collarteral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Current Mortgage Rates
(%)	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.501 - 1.000%	79	$32,511,500.00	2.89%
1.001 - 1.500	4	1,619,600.00	0.14
1.501 - 2.000	54	17,964,300.00	1.60
2.001 - 2.500	3	959,500.00	0.09
2.501 - 3.000	25	7,227,700.00	0.64
3.001 - 3.500	1	137,600.00	0.01
6.001 - 6.500	39	14,547,134.42	1.29
6.501 - 7.000	453	168,913,186.42	15.03
7.001 - 7.500	2,262	773,975,381.29	68.89
7.501 - 8.000	106	30,055,942.26	2.68
8.001 - 8.500	274	75,625,059.26	6.73
Total:	3,300	$1,123,536,903.65	100.00%

Min.: 1.000%
Max: 8.375%
Weighted Avg.: 7.096%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity
(Months)	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
360	2,478	$796,663,167.60	70.91%
480	822	326,873,736.05	29.09
Total:	3,300	$1,123,536,903.65	100.00%

Min.: 360
Max.: 480
Weighted Avg.: 395

Remaining Terms to Stated Maturity
(Months)	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Less than 350	1	$510,970.69	0.05%
350 - 355	9	2,204,797.36	0.20
356 - 360	2,468	793,947,399.55	70.67
471 - 475	2	1,097,888.97	0.10
476 - 480	820	325,775,847.08	29.00
Total:	3,300	$1,123,536,903.65	100.00%

Min: 349
Max: 480
Weighted Avg.: 394

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Current Loan-to-Value Ratio
(%)	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
10.01 - 20.00%	2	$149,694.12	0.01%
20.01 - 30.00	8	1,483,218.34	0.13
30.01 - 40.00	13	3,231,106.56	0.29
40.01 - 50.00	27	6,932,633.51	0.62
50.01 - 60.00	71	24,355,911.01	2.17
60.01 - 70.00	216	76,913,872.24	6.85
70.01 - 80.00	2,596	919,130,944.43	81.81
80.01 - 90.00	354	87,838,658.06	7.82
90.01 - 100.00	13	3,500,865.38	0.31
Total:	3,300	$1,123,536,903.65	100.00%

Min.: 15.93%
Max: 95.10%
Weighted Avg: 77.26%

FICO Score
	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
621 - 640	11	$3,224,671.12	0.29%
641 - 660	194	71,516,444.98	6.37
661 - 680	465	167,540,277.36	14.91
681 - 700	592	208,897,862.59	18.59
701 - 720	621	210,351,201.70	18.72
721 - 740	475	155,201,840.35	13.81
741 - 760	442	142,648,078.42	12.70
761 - 780	293	99,529,024.57	8.86
781 - 800	149	45,183,467.18	4.02
801 - 820	58	19,444,035.38	1.73
Total:	3,300	$1,123,536,903.65	100.00%

Min.: 627
Max.: 816
Non-Zero Weighted Avg.: 715

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose
	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Cash Out Refinance	1,548	$519,463,831.01	46.23%
Purchase	1,095	364,799,580.35	32.47
Rate/Term Refinance	657	239,273,492.29	21.30
Total:	3,300	$1,123,536,903.65	100.00%

Property Type
	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	1,940	$676,359,605.29	60.20%
PUD	654	231,366,990.72	20.59
Condo	420	115,000,542.23	10.24
2-4 Family	286	100,809,765.41	8.97
Total:	3,300	$1,123,536,903.65	100.00%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10
	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
California	1,372	$600,027,655.85	53.41%
Florida	319	79,990,464.48	7.12
Washington	226	62,962,286.84	5.60
Arizona	171	50,570,730.79	4.50
Virginia	113	38,637,208.71	3.44
Nevada	123	34,914,671.84	3.11
New Jersey	98	30,417,168.31	2.71
Maryland	84	28,036,990.66	2.50
New York	61	26,190,339.74	2.33
Oregon	84	20,949,432.38	1.86
Other	649	150,839,954.05	13.43
Total:	3,300	$1,123,536,903.65	100.00%

Documentation Type
	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Full	351	$92,278,957.72	8.21%
Stated	2,929	1,024,371,937.92	91.17
Stated Income/Stated Assets	11	3,387,062.72	0.30
No Income Verification	9	3,498,945.29	0.31
Total:	3,300	$1,123,536,903.65	100.00%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Gross Margin
(%)	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2.001 - 2.500	47	$16,690,903.09	1.49%
2.501 - 3.000	555	200,093,358.66	17.81
3.001 - 3.500	2,697	906,393,252.19	80.67
3.501 - 4.000	1	359,389.71	0.03
Total:	3,300	$1,123,536,903.65	100.00%

Min: 2.250%
Max: 4.000%
Weighted Avg: 3.321%

Maximum Rate
(%)	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
9.501 - 10.000%	445	$163,966,575.58	14.59%
11.501 - 12.000	2,855	959,570,328.07	85.41
Total:	3,300	$1,123,536,903.65	100.00%

Min: 9.950%
Max: 12.000%
Weighted Avg: 11.701%

Floor
(%)	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2.001 - 2.500%	47	$16,690,903.09	1.49%
2.501 - 3.000	555	200,093,358.66	17.81
3.001 - 3.500	2,697	906,393,252.19	80.67
3.501 - 4.000	1	359,389.71	0.03
Total:	3,300	$1,123,536,903.65	100.00%

Min: 2.250%
Max: 4.000%
Weighted Avg: 3.321%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Negative Amortization Limit
(%)	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
110%	3,300	$1,123,536,903.65	100.00%
Total:	3,300	$1,123,536,903.65	100.00%

Initial Teaser Period
	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1 month	3,296	$1,122,270,333.80	99.89%
3 months	4	1,266,569.85	0.11
Total:	3,300	$1,123,536,903.65	100.00%

Of the loans that have a 1 month teaser period, 5.38% of the loans are still in their teaser period and of the loans with a 3 month teaser period, none of the loans are still in their teaser period.

Index
	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1 Month Libor	400	111,536,907.49	9.93%
1 Year MTA	2,900	1,011,999,996.16	90.07
Total:	3,300	1,123,536,903.65	100.00%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Next Rate Adjustment Date
	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
June 2006	3,300	$1,123,536,903.65	100.00%
Total:	3,300	$1,123,536,903.65	100.00%

Next Payment Adjustment Date
	# of Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
July 2006	1	$510,970.69	0.05%
September 2006	2	916,372.03	0.08
November 2006	2	586,170.16	0.05
December 2006	2	650,888.66	0.06
January 2007	4	897,433.29	0.08
February 2007	21	5,562,940.86	0.50
March 2007	75	17,915,879.12	1.59
April 2007	398	104,801,312.98	9.33
May 2007	2,455	877,420,464.95	78.09
June 2007	159	58,603,500.00	5.22
May 2008	36	10,729,152.20	0.95
April 2009	2	819,318.59	0.07
May 2009	61	17,331,006.68	1.54
June 2009	4	857,200.00	0.08
December 2010	1	251,822.19	0.02
March 2011	1	135,634.71	0.01
April 2011	3	619,613.31	0.06
May 2011	70	23,967,723.23	2.13
June 2011	3	959,500.00	0.09
Total:	3,300	$1,123,536,903.65	100.00%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.
In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

TERM SHEET SUPPLEMENT
(Dated: May 5, 2006)

Lehman Brothers Holdings Inc.
Sponsor and Seller

LEHMAN XS TRUST
Mortgage Pass-Through Certificates
(Issuable in Series)

Aurora Loan Services LLC	Structured Asset Securities Corporation
Master Servicer	Depositor

Consider carefully the risk factors beginning on page S-5 of this terms sheet supplement and on page 6 of the accompanying prospectus.

The certificates for each series represent interests in the related trust only and will not represent interests or obligations of any other entity.

This terms sheet supplement must be read in conjunction with the attached prospectus.

The Trusts

Each Lehman XS Trust will be established to hold assets transferred to it by Lehman Brothers Holdings Inc. The assets in each trust will generally consist of first lien, adjustable rate, negative amortization mortgage loans secured by one- to four-family residential properties. The mortgage loans will have been purchased either directly or through affiliates, from one or more mortgage loan sellers. The mortgage loans will be master serviced by Aurora Loan Services LLC.

The Certificates

Lehman Brothers Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the related trust fund. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement (which prospectus may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco and which is attached hereto as Exhibit A) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, New York, 10019, Attention: Asset Backed Fixed Income Syndicate or by calling toll-free 1-800-666-2388.

Although a registration statement (including the prospectus) relating to the securities discussed in this terms sheet supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Underwriter:

Lehman Brothers

For use with the prospectus dated April 3, 2006

Tables of Contents

S-ii

Summary of Terms

This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

Parties

Sponsor and Seller

Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

A common law trust formed under the laws of the State of New York.

Master Servicer

Aurora Loan Services LLC (“Aurora”), an affiliate of the seller and the depositor, will oversee the servicing of the mortgage loans by the servicers.

Primary Servicers

The servicers of the mortgage loans will include various banks and other lending institutions.

Originators

The mortgage loans will have been originated by various banks, savings and loans and other mortgage lending institutions.

The Certificates

The certificates of each series represent ownership interests in a separate trust fund, the assets of which will consist primarily of conventional, first lien, adjustable rate, fully amortizing, negative amortization residential mortgage loans.

The mortgage loans to be included in a trust fund may be divided into two or more mortgage loan groups, sorted on the basis of specified characteristics. In such event, payments of principal and interest on a specified group of certificates will be based solely on collections from the related mortgage loans.

Payments on the Certificates

Principal and/or interest on the certificates will be distributed on the 25th day of each month. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

Interest will accrue on each class of offered certificates at specified annual rates.

The interest rate on one or more classes may be limited by a “net funds cap”, which is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund.

The Interest Rate Cap Agreement

The trustee, on behalf of the trust fund, may enter into an interest rate cap agreement with a cap counterparty, for the benefit of one or more specified classes of certificates.

Under any interest rate cap agreement, the cap counterparty will be obligated to make fixed payments to the trust fund if one-month LIBOR moves above a specified rate.

The interest rate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR.

The Interest Rate Swap Agreement

The trustee, on behalf of the supplemental interest trust, may also enter into an interest rate swap agreement with a specified swap counterparty. Under any interest rate swap agreement, on or prior to each distribution date, beginning and ending on specified distribution dates, the trust will be obligated to make payments at the applicable rate of payment owed by the trust fund, and on the business day prior to each distribution date, the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that a payment owed by the trust fund exceeds the floating payment relating to any distribution date, amounts otherwise available to the applicable certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment relating to any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

Principal Payments

The amount of principal payable to the certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different related certificate classes, (2) funds received on related mortgage loans that are available to make principal payments on the related certificates and (3) the application of excess interest from each such mortgage pool to pay principal on the related certificates.

Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund and, if a swap agreement has been entered into, the supplemental interest trust. Unless a certificate guaranty insurance policy has been issued, the trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes excess interest, overcollateralization, subordination and loss allocation features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. The payment structure may also include an interest rate swap agreement or cross-collateralization.

Subordination of Payments

The senior certificates will have a payment priority over any related subordinate certificates. Subordinate certificates with lower numerical class designations will have a payment priority over any related subordinate certificates with higher numerical class designations.

Allocation of Losses

Amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization related to the applicable pool) will be applied to reduce the principal amount of the class of subordinate certificates for the related mortgage pool still outstanding that has the lowest payment priority, until the principal amount of that class has been reduced to zero. If the applicable subordination provided by the subordinate certificates is insufficient to absorb losses, then the losses realized by the applicable pool will be allocated pro rata in reduction of the principal amount of the related group of senior certificates.

Excess Interest

The mortgage loans in each mortgage pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related certificates, swap payments owed to the swap counterparty (if a swap agreement has been entered into) and such pool’s allocable portion of certain fees and expenses of the trust fund, including the monthly premium due on the certificate insurance policy (if a certificate insurance agreement has been entered into). This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to create and maintain the required level of overcollateralization with respect to each related pool.

The Interest Rate Swap Agreement

If a swap agreement has been entered into, any net swap payment received will be applied to pay interest shortfalls, maintain overcollateralization and repay losses for the related certificates.

Overcollateralization

On the closing date, the total principal amount of the mortgage loans in each pool may exceed the total principal amount of the related certificates. Thereafter, any interest received on the mortgage loans in a pool in excess of the amount needed to pay interest on the related certificates and such pool’s allocable portion of the fees and expenses of the trust fund will be used to reduce the total principal amount of the related certificates to a level set by the rating agencies. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans in a pool to achieve or maintain any level of overcollateralization.

The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the Class X and Class P Certificates. In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

Optional Purchase of the Mortgage Loans

The master servicer, under certain conditions, may purchase the mortgage loans on or after the related initial optional termination date, which is the distribution date following the month in which the total principal balance of the applicable pool or pools of mortgage loans declines to less than 10% of the initial total principal balance of such mortgage loans as of the cut-off date.

ERISA Considerations

Generally, except as described in the related prospectus supplement, all of the certificates (other than the Class R Certificate) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, while any interest rate swap agreement is in effect, such employee benefit plans or other retirement arrangements may not acquire the certificates covered thereby unless such acquisition and holding is covered by and exempt under one of the investor-based exemptions issued by the Department of Labor.

Tax Status

The trustee will elect to treat the trust fund as including one or more REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of "regular interests" in a REMIC. Each of the offered certificates may also represent certain contractual rights and obligations.

The REMIC regular interests represented by certain classes of certificates offered by this prospectus supplement may be issued with original issue discount for federal income tax purposes

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Higher Expected Delinquencies of the Mortgage Loans

The mortgage loans, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to “Alt-A” mortgage loans.

Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates

The offered certificates may accrue interest at an interest rate that adjusts monthly based on the one-year MTA index or one-month LIBOR index plus a specified margin. However, the interest rates on these certificates will be subject to a limitation, generally based on the weighted average interest rate of the related mortgage loans. Because the related mortgage loans will have interest rates that adjust semi-annually or annually based on an interest rate index that may be different from the index related to the offered certificates, the weighted average mortgage rate of the loans may be insufficient to pay the certificates at their full certificate interest rate for one or more periods.

Potential Inadequacy of Credit Enhancement

The excess interest, overcollateralization, interest rate swap agreement (if a swap agreement has been entered into), cross-collateralization (if applicable), subordination and loss allocation features, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization. In order to create and/or maintain overcollateralization, it will be necessary that the mortgage loans in each mortgage pool generate more interest than is needed to pay interest on the related offered certificates. We expect that the related mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the related mortgage loans in each mortgage pool is expected to be higher than the weighted average of the interest rates on the related certificates. Any remaining interest generated by the mortgage loans will be used to absorb losses on the related mortgage loans and to create and maintain related overcollateralization.

We cannot assure you, however, that the mortgage loans will generate enough excess interest to create or maintain the applicable overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

•  Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest generated by the related mortgage pool after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on the related certificates to that pool of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•  Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest generated by the related mortgage pool will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because that mortgage loan will no longer be outstanding and generating interest.

 •  Levels of LIBOR. LIBOR may increase faster than the interest rates on the related mortgage loans, requiring that more interest generated by the loans be applied to cover interest on the certificates.

The Interest Rate Swap Agreement. If an interest rate swap agreement has been entered into, any amounts received thereunder will be applied to pay interest shortfalls, maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the floating amount owed to the swap counterparty. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•  if you buy a senior certificate and losses on the related mortgage loans exceed excess interest generated by the mortgage loans and any overcollateralization that has been created, plus the total principal amount of the subordinate certificates, the principal amount of your class will be reduced pro rata with the other classes of senior certificates, by the amount of such excess;

•  similarly, if you buy a Class M Certificate and losses on the mortgage loans exceed excess interest generated by the mortgage loans and any overcollateralization that has been created, plus the total principal amount of all Class M Certificates subordinate to your Certificate, the principal amount of your certificate will be reduced proportionately by the amount of that excess.

The Interest Rate Swap Agreement

If an interest rate swap agreement has been entered into, Any net swap payment payable to the swap counterparty thereunder will reduce amounts available for distribution to holders of the related certificates, and may reduce payments of interest on the related certificates. If the rate of prepayments on the related mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on such mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on such mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related certificates.

In the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment may be owed to the swap counterparty. Certain termination payments payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to the holders of the related certificates.

Lack of Primary Mortgage Insurance
Certain of the mortgage loans may have original loan-to-value ratios in excess of 80%. A portion of such mortgage loans with original loan-to-value ratios in excess of 80% may not be covered by a primary mortgage insurance policy. If borrowers without primary mortgage insurance default on their mortgage loans, there is a greater likelihood of losses than if the mortgage loans were insured. We cannot assure you that the available credit enhancement will be adequate to cover those losses.

Default Risk on High Balance Mortgage Loans	You should consider the risk that the loss and delinquency experience on high balance loans included in a mortgage pool may have a disproportionate effect on the pool as a whole.
Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however some of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a specified number of years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. No prepayment penalties will be available to make distributions on the offered certificates.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the master servicer and the servicers. The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as the seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the related certificates:
• If investors purchase certificates at a discount and principal is repaid slower than anticipated, then the yield on those certificates may be lower than anticipated.
• If investors purchase certificates at a premium and principal is repaid faster than anticipated, then the yield on those certificates may be lower than anticipated.
The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans included in each servicer’s portfolio.
See “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

The loans in any series (or group) may be secured by properties located disproportionately in one or more states. The rate of delinquencies, defaults and losses on each pool of mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states and will have a disproportionate impact on the mortgage loans in general.

Recently severe weather conditions, including hurricanes and tropical storms, have caused extensive damages to parts of the country. Extensive damage to, or total destruction of, mortgaged properties in affected areas may result in (1) an increase in delinquencies, defaults and losses on the related mortgage loans or (2) the receipt of insurance payments in respect of the mortgaged properties, which payments will have the same effect on certificateholders as prepayment in full of the related mortgage loans. In addition, weakened economic conditions in and around the affected areas may adversely affect the ability of borrowers to repay their mortgage loans. No assurance can be given as to the rate of delinquencies, defaults or losses on, or prepayments of, any mortgage loans secured by mortgaged properties located in areas affected by such hurricanes or tropical storms.

Rights of the NIMS Insurer May Affect Certificates

It is anticipated that one or more insurance companies, referred to herein as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on the net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the Class X Certificates. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the certificates, and the holders of the certificates may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by the master servicer or the servicers; (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement; and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by the master servicer, the servicers or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or the servicing agreement. The NIMS Insurer will also have additional rights in the trust agreement and in the servicing agreements.

Investors in the certificates should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those certificates. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of the certificates. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the certificates in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the certificates and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

The Yield and Weighted Average Maturity of the Certificates will be Subject to any Negative Amortization on the Mortgage Loans

After a specified period of time following their first payment dates, the interest rates on the mortgage loans adjust monthly but their monthly payments and amortization schedule adjust annually (other than mortgage loans that have an initial fixed payment period of five years) and are subject to maximum interest rates and payments caps (with the exception of each fifth payment adjustment date or the final payment adjustment date). The initial interest rates on some of the mortgage loans may be lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the mortgage loans may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a mortgage loan exceeds the original principal balance of that mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the payment of the outstanding balance of the mortgage loan at its maturity by the payment of equal monthly installments. In addition, on the fifth payment adjustment date of a mortgage loan, every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan’s maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the payment of the outstanding balance of the mortgage loan at its maturity by the payment of equal monthly installments. This may result in a minimum monthly payment that is significantly higher than the monthly payments previously due on such mortgage loans. These features may affect the rate at which principal on the mortgage loans is paid and may create a greater risk of default if the borrower is unable to pay the monthly payments on the related increased principal balance.

On each distribution date, the deferred interest on the mortgage loans as of the related due date will be allocated to the classes of certificates as described herein.

The amount of deferred interest, if any, with respect to the mortgage loans for a given month will reduce the amount of interest collected on the mortgage loans and available to be distributed as a distribution of interest to the related certificates. The reduction in interest collections will be offset, in part, by applying certain prepayments received on the mortgage loans in a mortgage pool to interest distributions on the related certificates. For any distribution date, the excess, if any, of negative amortization on the mortgage loans in a mortgage pool over the prepayments received on such mortgage loans, or net negative amortization, will be deducted from the interest payable to the related certificates. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net negative amortization will be added to the certificate principal amount of that class. The increase in the certificate principal amount of any class of certificates will have the effect of increasing the applicable investors’ exposure to realized losses on the mortgage loans.

See “Risk Factors—Risks Related to Mortgage Loans that Provide for Negative Amortization,” “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the prospectus.

Negative Amortization May Increase Losses Applied to Your Certificates

All of the mortgage loans provide for negative amortization. When interest due on a mortgage loan is added to the principal balance of the mortgage loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the mortgage loan. Therefore, if the mortgagor defaults on the mortgage loan there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been recognized in the absence of negative amortization. Holders of the certificates will bear these losses.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violations of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.
Risks Related to Simultaneous Second Liens and other Borrower Debt

With respect to any mortgage loan, the borrower may have also obtained a second mortgage loan which is not included in the trust fund. This additional indebtedness may increase the likelihood of default by such borrower.

See “Risk Factors—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.

The Certificates

Payments of Interest

The amount of interest distributable on each distribution date in respect of each class of offered certificates will equal the sum of (1) current interest for such class and for such date and (2) any carryforward interest for such class and for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

The interest rates on the certificates may be limited by application of a cap based on the weighted average interest rate of the related mortgage loans as described in “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates” in this terms sheet supplement. Although a series of certificates might apply excess cash or other sources of cash to pay such amounts, there can be no assurances that excess interest or other amounts will be sufficient to fully offset any resulting basis risk shortfalls.

The “Interest Remittance Amount” (i.e., the total available interest collected on the related mortgage loans) for each mortgage pool will be distributed on each distribution date, generally as follows:

(i) concurrently, to the senior certificates, current interest and any carryforward interest for such classes for such distribution date (any shortfall in current interest and carryforward interest to be allocated among such classes in proportion to the amount of current interest and carryforward interest that would otherwise be distributable thereon);

(ii) to the subordinate certificates, in accordance with their seniority, current interest and any carryforward interest for such classes for such distribution date;

(iii) to the Trustee, previously reimbursed extraordinary costs, liabilities and expenses; and

(iv) for the application as part of monthly excess cashflow for such distribution date.

For any series that includes a swap, net swap payments will generally be applied before the priorities described above.

Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a mortgage loan may result in reduced collections of interest. Generally, servicers are required to make payments of “compensating interest” to offset any such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset prepayment interest shortfalls.

The amount of the reduction of interest distributable to each class of certificates attributable to net negative amortization will be added to the class principal amount of that class. As a result of net negative amortization, a portion of the interest accrued on the certificates will be distributed to such certificates later than otherwise anticipated.

Payments of Principal

Prior to the occurrence of the Step Down Date for a series of certificates, or upon the occurrence of a Trigger Event, principal payments received on the mortgage loans will generally be applied to the payment of the senior certificates (and if the senior certificates are no longer outstanding, to the next most senior class of subordinate certificates outstanding). The “Step Down Date” will vary based on each series of certificates but generally refers to the later of (1) the date on which a level of credit enhancement has been obtained (as a result of the disproportionate payment of senior classes relative to the subordinate classes), and (2) a specified date. A “Trigger Event” will also vary by series but generally will occur if the performance of the mortgage loans (i.e., their loss and delinquency experience) is below specified levels.

Following the occurrences of the Step Down Date (and as long as a Trigger Event has not occurred) principal received on the related mortgage loans will be applied on the senior and subordinate certificates to maintain specified levels of credit enhancement. These levels are generally referred to as “target amounts” and will vary by series.

Excess Cashflow

On any distribution date, to the extent interest received on the mortgage loans exceeds interest payments required to be made on the certificates, the trustee will apply such excess, depending on the date, to build overcollateralization (by paying down the principal balances of specified classes), for the repayment of basis risk shortfalls or for other purposes specified in the related trust agreement. Excess interest remaining on any distribution date will generally be released by the trustee and will not be available to certificateholders on future dates.

Underwriting Guidelines

General Underwriting Guidelines

The “General Underwriting Guidelines” used by the originators are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratio of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the mortgaged property as collateral. On a case by case basis, the originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A significant number of the mortgage loans may represent such underwriting exceptions.

Under the General Underwriting Guidelines, the originators review and verify the loan applicant’s sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application or similar documentation, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant’s ability to repay the loan, and review the mortgaged property for compliance with the General Underwriting Guidelines. The General Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the mortgaged property that conforms to Fannie Mae and Freddie Mac standards and (ii) a review of such appraisal, which review may be conducted by the originator’s staff appraiser or representative and, depending upon the amount of property data available, the original principal balance and loan-to-value ratio of the mortgaged property, may include a review of the original appraisal or a drive-by review appraisal of the mortgaged property. The General Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain mortgage loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the General Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

The mortgage loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related originator’s retail branches or were purchased from originators approved by the originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

Each prospective borrower completes an application that includes information with respect to the applicant’s liabilities, income (except with respect to certain “No Documentation” mortgage loans described below) and employment history, as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

Mortgaged properties that secure mortgage loans are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, independent appraisals are generally reviewed by the related originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state or when property data is unavailable. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the originator.

The General Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Mortgagors who qualify under the General Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The General Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such General Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See “Risk Factors—Risks Related to Higher Expected Delinquencies of the Mortgage Loans” herein.

In general, a substantial majority of the mortgage loans were originated consistent with and generally conform to “Full Documentation,” “Limited Documentation,” or “Stated Income Documentation” residential loan programs. Under each of such programs, the related originator generally reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the type and use of the property being financed. The General Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The General Underwriting Guidelines permit two to four family loans to have loan-to-value ratios at origination of generally up to 90% (or, in certain cases, 100%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor’s credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a “lease option purchase,” the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

Certain of the mortgage loans were originated under “No Documentation” programs pursuant to which no information was obtained regarding the borrower’s income or employment and there was no verification of the borrower’s assets.

Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 to 24 months, depending on the particular originator and its guidelines. Under the Limited Documentation programs, generally one such form of verification is required for six or 12 months, depending upon the practices of the applicable originator. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant’s employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain originators, in the case of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

Under the General Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

A substantial portion of the mortgage loans were classified by the related Originators in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such Mortgage Loans is expected to be greater than if such Mortgage Loans had been classified in relatively higher categories.

The Master Servicer

General

Aurora Loan Services LLC is a master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

Master Servicing

Aurora’s centralized real estate master servicing facility is located at 327 Inverness Drive South, Englewood, Colorado 80112. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998.

The following tables set forth certain information regarding Aurora’s total public securitization master servicing portfolio.

	At December 31, 2002		At December 31, 2003
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	50,818	$17,012	77,580	$24,884
Subprime	79,449	$11,022	180,123	$24,229
Government Insured or Guaranteed(1)	149,749	$12,161	225,941	$18,855
Home Equity Lines of Credit	0	$0.00	0	$0.00
Total Portfolio	280,016	$40,195	483,644	$67,968

	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	143,624	$42,469	246,903	$72,992
Subprime	277,640	$36,449	418,984	$58,092
Government Insured or Guaranteed(1)	206,509	$16,751	171,602	$13,198
Home Equity Lines of Credit	3,666	$167	1,967	$76
Total Portfolio	631,439	$95,836	839,456	$144,358
__________________
(1)
‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans’ Affairs or the Rural Housing and Community Development Service.

As Master Servicer, Aurora will monitor the performance of the servicers of the mortgage loans in accordance with the provisions of the underlying servicing agreements and the Trust Agreement. Aurora will not be ultimately responsible for the servicing of the Mortgage Loans except in cases where Aurora is also a servicer or where, through the exercise of its master servicing obligations, it becomes a successor servicer. See “Servicing of Loans--Certain Matters Regarding the Master Servicer” in the prospectus for additional information concerning the limitation of Aurora’s liability as master servicer.

Aurora’s master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora’s analysis includes a review of each servicer’s duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices. Additionally, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The servicers, the master servicer, the trustee and the custodians will have the following responsibilities with respect to the trust fund:

Party:	Responsibilities:

Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements, including, but not limited to:

•  collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the servicing account, and delivering all amounts on deposit in the servicing account to the master servicer for deposit in the collection account on the servicer remittance date;

•  collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making advances with respect to delinquent payments of principal and interest on the mortgage loans;

•  paying customary costs and expenses incurred in the performance by each servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly loan-level reports to the master servicer;
• maintenance of certain insurance policies relating to the mortgage loans; and
• enforcement of foreclosure proceedings.

Master Servicer	• performing the master servicing functions in accordance with the provisions of the trust agreement and the servicing agreements, including but not limited to:
• monitoring each servicer’s performance and enforcing each servicer’s obligations under the relating related servicing agreement;

•  collecting monthly remittances from each servicer for deposit in the collection account on the related servicer’s remittance date and delivering all amounts on deposit in the collection account to the trustee for deposit in the certificate account;

• gathering the monthly loan-level reports delivered by the servicer and providing a comprehensive loan-level report to the trustee with respect to the mortgage loans;
• upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the trust agreement.
Trustee	Performing the trustee functions in accordance with the provisions of the trust agreement, including but not limited to:

•  collecting monthly remittances from the master servicer for deposit in the certificate account and distributing all amounts on deposit in the certificate account to the certificateholders and the certificate insurer in accordance with the priorities described in the trust agreement.

• if an interest rate swap agreement has been entered, depositing any net swap payments or swap termination payments received from the swap counterparty into the supplemental interest trust accounts;

•  if an interest rate swap agreement has been entered, distributing amounts on deposit in the supplemental interest trust account to the holders of the related certificates and the swap counterparty, based solely on the information contained in the investor reports, in accordance with the priorities described in the trust agreement on each distribution date or the business day prior to such distribution date, as applicable;

• preparing and distributing annual investor reports necessary to enable certificateholders to prepare their tax returns;
• preparing and distributing investor reports, including the monthly distribution date statement to certificateholders based on information received from the master servicer and any swap counterparty;
• preparing and filing annual federal and (if required) state tax returns on behalf of the trust fund;

• preparing and filing periodic reports with the securities exchange commission on behalf of the trust fund with respect to the certificates; and
• acting as successor master servicer in the event the master servicer resigns or is removed, unless another successor master servicer is appointed.
Custodians	Holding and maintaining the mortgage loan documents related to the mortgage loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the trustee.

Mortgage Loan Servicing

General

The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements.

Under each servicing agreement, the master servicer has the authority to terminate the related servicer for certain events of default which indicate that either the servicer is not performing, or is unable to perform, its duties and obligations under the servicing agreement. If the master servicer terminates a servicer, the master servicer will be required to appoint a successor servicer as provided in the trust agreement. notwithstanding anything to the contrary in the prospectus, the master servicer will not be ultimately responsible for the performance of the servicing activities by a servicer.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts

Each servicer will establish and maintain a segregated servicing account in the name of the trustee into which each servicer will deposit payments on account of interest and principal for the related mortgage loans, less its servicing fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus. On each servicer remittance date, each servicer will remit the amounts on deposit in its servicing account to the master servicer for deposit into the collection account, which is maintained by the master servicer. The servicers and the master servicer are entitled to reimburse themselves from the related servicing account or collection account, as applicable, for any advances made and expenses incurred. The servicing accounts and the collection account will consist solely of amounts relating to the mortgage loans, and amounts on deposit therein will not be commingled with any other funds not related to the trust fund.

Servicing Compensation and Payment of Expenses

Each servicer will be paid the applicable servicing fee for each mortgage loan serviced by it and any successor to a servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable servicing fee. As additional servicing compensation, each servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than prepayment premiums) to the extent collected from the borrower, (ii) any interest or other income earned on funds held in the servicing accounts and escrow accounts and other similar items described under each related servicing agreement and (iii) any prepayment interest excess to the extent not offset by prepayment interest shortfalls (in the case of Aurora, if applicable).

The servicing fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the master servicer and the servicers. The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Waiver or Modification of Mortgage Loan Terms

The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust fund; provided, however, that unless the servicer has received the prior written consent of the master servicer, the servicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding scheduled principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related Servicer must make an advance. However, the servicer may not make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the trust agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between scheduled payment dates, the borrower pays interest on the amount prepaid only from the last scheduled payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any prepayment interest shortfall is generally required to be paid by the applicable servicer, up to the total amount of servicing fees received on the mortgage loans serviced by it for the applicable distribution date, and in the case of Aurora such amount shall not be offset by prepayment interest excess. The master servicer is not required to fund any prepayment interest shortfall required to be funded but not funded by the servicers or a successor servicer as discussed herein.

Advances

Each servicer will generally be obligated to make advances to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related mortgage loan. The master servicer will be obligated to make any required advance if the servicer fails in its obligation to do so, to the extent provided in the trust agreement. The master servicer and each servicer, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in Realized Losses (in general, “Realized Losses” are the excess of the outstanding principal balance of a liquidated mortgage loan over the related net liquidation proceeds, to the extent allocable to principal).

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled payment owed by a borrower or a reduction of the applicable mortgage rate by application of the Servicemembers Civil Relief Act or any similar state or local law. No party which makes an advance is entitled to interest on those advances.

Primary Mortgage Insurance

The master servicer and each servicer will be required to take such action in servicing the mortgage loans as is necessary to keep the primary mortgage insurance policies in effect, and the servicers will be responsible for filing claims under such primary mortgage insurance policies on behalf of the trust fund.

Collection of Taxes, Assessments and Similar Items

The servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The master servicer and the servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

Each servicing agreement will provide that the related servicer will certify to the depositor, the trustee and the master servicer that all information prepared by it and provided to the master servicer relating to the mortgage loans serviced by that servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the servicer is in compliance with its obligations to report to the master servicer and is in compliance with its obligations under the related servicing agreements. The trust agreement will provide that each year the master servicer will certify to the trustee that for the prior calendar year, the master servicer has performed and fulfilled its duties, responsibilities and obligations under the trust agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the master servicer and the nature and status thereof, and that the master servicer has received from each servicer an annual certificate of compliance and a copy of that servicer’s annual audit report, in each case to the extent required under the applicable servicing agreement, or, if any such certificate or report has not been received by the master servicer, the master servicer is using its best reasonable efforts to obtain such certificate or report.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related mortgage loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the mortgage loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The mortgage loans generally have due-on-sale clauses.

In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the servicers and their affiliates). In particular, the Seller and its affiliates (including Aurora) may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom the Seller or its affiliates believe may be considering refinancing their mortgage loans.

The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments, liquidations and purchases of mortgage loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the certificates to create and/or maintain limited overcollateralization and to offset certain losses and shortfalls on the certificates. The level of excess interest available on any distribution date will be influenced by, among other things:

•
the overcollateralization level of the mortgage loans. This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the certificate principal amounts of the related certificates;

•	the loss experience of the mortgage loans. For example, excess interest will be reduced as a result of realized losses on the mortgage loans;

•	the value of LIBOR;

•	the extent to which the weighted average of the net mortgage rates of the mortgage loans exceeds the weighted average of the interest rates of the offered certificates.

No assurances can be given as to the amount or timing of excess interest distributable on the certificates.

The yields to investors in the offered certificates will be affected by the exercise by the master servicer of its right to purchase the mortgage loans.

If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of mortgage loans by the Seller due to breaches of representations and warranties.

Material Federal Income Tax Considerations

General

The trust agreement provides that the trust fund will include one or more REMICs. Each of the REMICs will designate a single class of interests as the residual interest in that REMIC. The residual certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the REMICs as a REMIC for federal income tax purposes.

Upon the issuance of the certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the trust agreement and the servicing agreements and the accuracy of the representations made in the transfer agreements with respect to the mortgage loans, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code (the "Code").

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an offered certificate will be treated as holding an undivided interest in a REMIC regular interest corresponding to that certificate and may also be treated as having entered into one or more notional principal contracts (a "Cap Contract"). As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an offered certificate may exceed the actual amount of distributions on the offered certificate.

Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that offered certificate pursuant to a Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an offered certificate in excess of the amount payable on the offered certificate will be treated as having been received by the holder of that offered certificate and then as having been paid by such holder pursuant to a Cap Contract. Consequently, each beneficial owner of an offered certificate will be required to report net income with respect to any Cap Contract component, and may be permitted to recognize a net deduction with respect to any Cap Contract component. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the components that may comprise each class of offered certificates.

Allocations. If an offered certificate is treated as representing a Cap Contract component, then a beneficial owner of such offered certificate must allocate such owner's purchase price for the certificate between the certificate's components—the REMIC regular interest component and the Cap Contract component.

For information reporting purposes, pursuant to the trust agreement, the trustee will assume that any Cap Contract components will have nominal value or such other value as specified in the trust agreement. Cap Contracts are difficult to value, and the Internal Revenue Service could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the Internal Revenue Service were to assert a different value for any Cap Contract components.

If an offered certificate is treated as representing a Cap Contract component, then upon the sale, exchange, or other disposition of such offered certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the offered certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

Original Issue Discount. The REMIC regular interest represented by an offered certificate may be issued with original issue discount ("OID"). A beneficial owner of an offered certificate must include any OID with respect to such REMIC regular interest in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

The Cap Contract Components. If an offered certificate is treated as representing a Cap Contract component, then the portion of the overall purchase price of such offered certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for any Cap Contract component of an offered certificate.

Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to a Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the offered certificate to which it relates will be treated as having been received by the beneficial owners of such certificates and then paid by such owners pursuant to a Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to a Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to a Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an offered certificate will be required to include in income any amount deemed to have been paid by such owner pursuant to a Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the offered certificate, in any period and over the term of the offered certificate. As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to a Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates. The REMIC regular interests represented by the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interests represented by the offered certificates will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. Any Cap Contract component of the offered certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, offered certificates that represent a Cap Contract components generally will not be suitable investments for a REMIC.

Benefit Plan Considerations

The U.S. Department of Labor granted Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc., an exemption from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code that apply to transactions involving employee benefit plans or arrangements subject to Title I of ERISA or Section 4975 of the Code, provided that all conditions of the exemption are satisfied. Except as described in the released prospectus supplement, it is expected that the exemption will apply to the acquisition and holding of the offered certificates (other than the Class R Certificate) by such plans, as well as by plans subject to any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code. A fiduciary of any plan should carefully review with its legal advisors whether the acquisition or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, or any substantively similar law.

Legal Investment Considerations

Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.